                                ESCROW AGREEMENT

    This ESCROW AGREEMENT is made as of this ___ day of ______________, 1997 by and among Physicians Care for Connecticut, Inc., a Connecticut corporation with a principal place of business at 1520 Highland Avenue, Cheshire, CT 06410 (the "Company"), State Street Bank and Trust Company, a national bank organized under the laws of the United States of America acting by and through its Corporate Trust Department with a principal place of business at 777 Main Street, Hartford, Connecticut 06115, in its capacity as escrow agent only (the "Escrow Agent") and those persons executing counterpart signature pages hereto ("Subscribers").

                              W I T N E S S E T H:

    WHEREAS, the Company and the Subscribers desire to create an escrow account for the reasons set forth on Exhibit A attached hereto; and

    WHEREAS, the Company and the Subscribers agree to appoint the Escrow Agent as the escrow agent for such account, on the terms and conditions set forth below;

    NOW, THEREFORE, in consideration of the mutual promises and obligations set forth below, and for other valuable consideration the sufficiency and receipt of which is hereby acknowledged, the parties hereto agree as follows:

    1. APPOINTMENT OF ESCROW AGENT AND CREATION OF ACCOUNT. Contemporaneously, with the execution of this Agreement, the Company has deposited with the Escrow Agent those assets listed on Exhibit B attached hereto. The Company and the Subscribers hereby appoint the Escrow Agent as escrow agent hereunder and direct it to hold those assets listed on Exhibit B attached hereto. The Company and the Subscribers hereby appoint the Escrow Agent as escrow agent hereunder and direct it to hold those assets described in said Exhibit B, together with any additional assets which may be deposited with the Escrow Agent from time to time to be held pursuant to this Agreement and all income earned from investment of the assets described in Exhibit B and any additions thereto (collectively the "Escrow Assets"), in a separate account in the name of "Physicians Care" (the "Escrow Account"). The Escrow Account shall be invested, administered and distributed in accordance with the terms set forth below.

    2. INVESTMENT OF ESCROW ASSETS. The Escrow Assets shall be invested in accordance with the instructions set forth in Exhibit C attached hereto. Such instructions may be modified only by a written certificate executed by an authorized officer of the Company and delivered to the Escrow Agent. The Escrow Agent shall make monthly accountings of such investments, the income received therefrom, and the then existing balance of the Escrow Account to the Company.

    3. DISTRIBUTIONS FROM ESCROW ACCOUNT. The Escrow Agent shall make distributions from the Escrow Account in accordance with the instructions set forth in Exhibit D attached hereto. Such instructions may be modified only by a written certificate executed by an authorized officer of the Company and delivered to the Escrow Agent. Notice of each disbursement from the Escrow Account shall be provided to the Company within five (5) days of each such disbursement. Upon the final distribution of all of the Escrow Assets, this Agreement shall terminate and the Escrow Agent shall have no further obligations or liabilities hereunder.

    4. COMPENSATION OF ESCROW AGENT. In consideration of the services provided by the Escrow Agent in the performance of its duties hereunder, the Company agrees to reimburse the Escrow Agent for all costs and expense incurred by it with respect to this Agreement, including reasonable fees of legal counsel and other consultants, and to further compensate the Escrow Agent in accordance with the fee arrangement described in Exhibit E attached hereto.

    5. LIMITATION OF ESCROW AGENT'S DUTIES.

       (a) All parties hereto acknowledge that the duties of the Escrow Agent hereunder are solely ministerial in nature, and have been requested for their convenience. The Escrow Agent shall not be deemed to be the agent of either/any party hereto, or to have any legal or beneficial interest in any of the Escrow Assets. The parties agree that the Escrow Agent is a party to the Escrow Agreement only and has no duties or responsibilities in connection with any agreements related hereto. The parties agree that the Escrow Agent shall not be liable for any act or omission taken or suffered in good faith with respect to this Agreement unless such act or omission is the result of the gross negligence or willful misconduct of the Escrow Agent.


    (b) The Escrow Agent may consult with legal counsel and shall be fully protected and incur no liability to any action or inaction taken in good faith in accordance with the advice of such counsel. The Escrow Agent shall have no responsibility for determining the genuineness or validity of any certificate, document, notice or other instrument or item presented to or deposited with it, and shall be fully protected in acting in accordance with any written instruction given to it by any of the parties hereto and reasonably believed by the Escrow Agent to have been signed by the proper representatives of such parties.

    (c) The Escrow Agent shall not be responsible for any losses relative to the investment or liquidation of the Escrow Assets, provided such Escrow Assets are invested and held in accordance with Section 2 above. The Escrow Agent further shall not be responsible for assuring that the Escrow Assets are sufficient for the disbursements contemplated under Section 3 above.

    (d) The Escrow Agent shall not be required to institute legal proceedings of any kind. The Escrow Agent shall not be required to defend any legal proceedings which may be instituted against it with respect to this Agreement unless requested to do so in writing by any of the parties hereto, and unless and until it is indemnified by the requesting party to the satisfaction of the Escrow Agent, in its sole discretion, against the cost and expense of such defense,

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

including without limitation the reasonable fees and expenses of its legal counsel. If any conflicting demand shall be made upon the Escrow Agent, it shall not be required to determine the same or take any action thereon and may await settlement of the controversy by appropriate and nonappealable legal proceedings. Upon the commencement of any action against or otherwise involving the Escrow Agent with respect to this Agreement, or upon advice of counsel under subsection (b) hereunder, the Escrow Agent shall be entitled to interplead the matter of this escrow into a court of competent jurisdiction in the State of Connecticut and, in such event, the Escrow Agent shall be relieved of and discharged from any and all obligations and liabilities under this Agreement. In any such action, the Escrow Agent shall be entitled to the indemnities provided in Section 6 below.

    6. INDEMNIFICATION OF ESCROW AGENT. The parties hereto jointly and severally hold harmless and indemnify the Escrow Agent, its directors, officers, employees and agent from and against all obligations, liabilities, claims, suits, judgments, losses, damages, costs or expenses of any kind or nature, including without limitation reasonable attorneys' fees, which may be imposed on, incurred by, or asserted against the Escrow Agreement or the Escrow Agent's duties hereunder. The foregoing indemnities shall survive the resignation of the Escrow Agent or the termination of this Agreement. To the extent the Escrow Agent is entitled to indemnification hereunder and such indemnification is not timely paid, the parties agree the Escrow Agent shall have - and hereby grant the Escrow Agent - a first lien for the payment of such expenses upon the Escrow Assets in the Escrow Account.

    7. RESIGNATION OF ESCROW AGENT. The Escrow Agent in its sole discretion may resign at any time and be discharged of its duties by giving thirty (30) days prior written notice to the parties hereto, and which notice shall specify the date of such resignation. In the event the parties fail to appoint a successor escrow agent and notify the Escrow Agent in writing of such appointment within such thirty-day period, the Escrow Agent shall be deemed to be solely a custodian of the Escrow Account without further duties hereunder, and shall be entitled to petition a court of competent jurisdiction to appoint a successor escrow agent. Upon the appointment of a successor escrow agent by the parties hereunder or by such court, the Escrow Agent's duties and liabilities under this Agreement shall terminate.

    8. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be given prepaid, by hand-delivery, courier service or certified or registered United States mail, return receipt requested, and addressed to the party for whom intended, at the following addresses:


        (a) If to the Company:

            1520 Highland Avenue
            Cheshire, CT 06410
            Attn: President
            Phone: (203) 699-2400
            Fax: (203)


        (b) If to any Subscriber: to the address set forth on said Subscriber's counterpart signature page hereto.



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

        (c) If to the Escrow Agent:

        State Street Bank and Trust Company
        Corporate Trust Administration
        777 Main Street - CT/MO/0238
        Hartford, Connecticut 06115

        Attn:___________________
        Tel:
        Fax:

    9. GOVERNING LAW AND SEVERABILITY. This agreement shall be construed, and the obligations, rights and remedies of the parties hereunder shall be determined, in accordance with the laws of the State of Connecticut. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

    10. GENERAL PROVISIONS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This Agreement shall bind and inure to the benefit of the parties hereto, and their respective successors and assigns, and shall not be modified or amended except by a written instrument executed by all parties hereto.

                    PHYSICIANS CARE FOR CONNECTICUT, INC.

                              ESCROW AGREEMENT

                         COUNTERPART SIGNATURE PAGE

    Reference is hereby made to that certain Escrow Agreement made as of _____ __, 1997 (the "Escrow Agreement") by and among Physicians Care for Connecticut, Inc. ("the Company"), State Street Bank and Trust Company and those subscribers executing this counterpart signature page to the Escrow Agreement. Capitalized terms used as defined terms herein and not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement.

    The undersigned is purchasing Common Stock of the Company pursuant to a Registration Statement on Form SB-2 of the Company (Reg. No. _______). By execution of this Counterpart Signature Page to the Escrow Agreement, the undersigned hereby agrees to be bound by and obtain the benefit of the rights and restrictions of the Escrow Agreement.

    IN WITNESS WHEREOF, the undersigned has executed this Counterpart Signature Page as of the ____ day of ___________, 1997.



SUBSCRIBER

______________________________________
Name:


AMOUNT PLACED INTO ESCROW: ____________


Notice Address:


______________________________________
Street Address


______________________________________
City            State        Zip Code


PHYSICIANS CARE FOR CONNECTICUT, INC.

By: ___________________________________
    Name:
    Title:

STATE STREET BANK AND TRUST COMPANY, AS ESCROW AGENT ONLY

By: ___________________________________
    Name:
    Title:

                                    EXHIBIT A

                               REASONS FOR ESCROW


     The Subscribers have agreed to purchase from the Company shares of the Company's Common Stock. A condition to the purchase and sale of said shares is that the Company receive from Subscribers subscriptions to purchase an aggregate of $8 million. Accordingly, monies received prior to achievement of the $8 million threshold are to be placed into escrow to be realeased upon and subject to actual achievement of the $8 million threshold.

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


                            EXHIBIT B TO ESCROW AGREEMENT



                                  ESCROW ASSETS

     Monies provided from time to time by Newbury, Piret & Co., Inc. as Subscription Agent for the Company, said monies to be in the form of checks in varying amounts which shall be provided under cover expressly referencing this Agreement.










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





                            EXHIBIT C TO ESCROW AGREEMENT



                               INVESTMENT INSTRUCTIONS

                            EXHIBIT D TO ESCROW AGREEMENT



                              DISBURSEMENT INSTRUCTIONS



     Upon a certificate from a duly authorized officer of the Company, the Escrow Agent will release Escrow Assets in accordance with the instructions contained in said certificate.





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




                            EXHIBIT E TO ESCROW AGREEMENT



                                  FEE ARRANGEMENT














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